UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2013
Date of Report (Date of earliest event reported)

MONSTER OFFERS

(Exact name of registrant as specified in its charter)

Nevada	000-53266	27-1548306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Calle de Los Molinos San Clemente, California	92672
(Address of principal executive offices)	(Zip Code)

(949) 542-6668
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

Advisory Board

On June 19, 2013, the Board of Directors of Monster Offers, a corporation organized under the laws of the State of Nevada (the "Company") issued a press release announcing that the Company had formed a Technology Accessibility Advisory Board (the "TAAB"). The TAAB will be comprised of industry experts from a variety of relevant fields, including wireless communications, e-commerce and health care. The TAAB will provide the Company's management and its Board of Directors with assistance in evaluating the Company's existing technologies and in developing new technologies and related products and services with an ultimate goal of improving "accessability" by enhancing the utility, mobilty, convenience and/or connectivity of such products or services.

The Company desires to further its commitment to safety, family and utility-oriented technologies, particularly as those technologies relate to apps for mobile communication devices, including Smartphones and other "smart devices". The Company recognizes the potential opportunity for adapting its existing intellectual properties either to new uses or to a wider range of users or consumers. As a result, the TAAB will assist the Company in its ongoing review of both its own catalogue and its clients' catalogs of smart device apps with a focus on identifying new lifestyle enhancing apps and/or enhancing the accessibility of existing apps for individuals with disabilities, such as those suffering from vision or hearing impairments, amputees, individuals diagnosed with autism and other impairments that make ordinary Smartphone/tablet usage so much more complicated.

Management believes that this initiative is consistent with the spirit and intention of Title I of the Americans with Disabilities Act of 1990. Management further believes that with this effort, the Company now joins other market leading companies who similarly recognized the importance of dedicating corporate resources in the form of industry experts or otherwise to the design and commercialization of new or more user-friendly, accessible technologies.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 19, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER OFFERS
DATE: June 24, 2013	/s/ Wayne Irving II Name: Wayne Irving II Title: President/Chief Executive Officer

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